UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

CONTENT CHECKED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190656	99-0371233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8730 Sunset Blvd., Suite 240

West Hollywood, California 90069

(Address of principal executive offices) (Zip Code)

(424) 205-1777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2016 (the “Closing Date”), Content Checked Holdings, Inc., a Nevada corporation (the “Company”), completed the acquisition of Honest Cooking Media LLC, a Delaware limited liability company (“Honest Cooking”), pursuant to the terms of the Share Exchange Agreement, dated as of July 17, 2016 (the “Acquisition Agreement”), by and among the Company, Honest Cooking and Kalle Bergman, the sole member and 100% owner of Honest Cooking. Pursuant to the Acquisition Agreement, the Company acquired 100% of the LLC membership interests of Honest Cooking and Honest Cooking became a wholly owned standalone subsidiary of the Company (the “Acquisition”). Honest Cooking is an award winning digital culinary magazine that strives to change the face of online food media. It features over 1,000 of the world’s most interesting food and beverage writers, bloggers, photographers and chefs, in a magazine that aims to be the leading and most inspiring place for salivating recipes, beverages and culinary recommendations from across the globe. As part of the Acquisition, Honest Cooking will move its office to the location of the Company’s principal executive office located at 8730 Sunset Blvd., Suite 240, West Hollywood, CA 90069. Under the Acquisition Agreement, the parties agreed to certain customary representations, warranties and indemnification obligations.

In consideration of the Acquisition, the Company issued an aggregate of 1,369,863 shares of its common stock (the “Initial Shares”) to Mr. Bergman and another party designated by him, at an effective consideration price of $1.46 per share. The parties agreed that if on or before the 5th monthly anniversary of the Closing Date (the “Anniversary Date”), the volume-weighted average price of the Company’s common stock (the “VWAP”) does not equal to or exceed $1.46 for at least 20 trading days out of any 30 consecutive trading day period, the Company shall then issue to Mr. Bergman such number of additional shares equal to the positive difference of (i) (A) $2,000,000 divided by (B) the Determination Price, and (ii) 1,369,863 (together with the Initial Shares, the “Shares”). The “Determination Price” means the price of the Company’s common stock equal to the VWAP during the 20 trading days immediately preceding the Anniversary Date, subject to a floor of $0.50. In addition, pursuant to the terms of the Lock-Up Agreement entered into with the Company, dated as of July 19, 2016 (the “Lock-Up Agreement”), Mr. Bergman agreed to be (x) restricted for a period of 24 months after the Closing Date from certain sales or dispositions of the Shares, except in certain limited circumstances, and (ii) subject to restrictions on engaging in certain shorting or hedging transactions (as set forth in the Lock-Up Agreement); provided that the lock-up restrictions shall expire with respect to each 1/4 of the Shares on each of the 6th, 12th, 18th and 24th anniversary date of the Closing Date. Mr. Bergman shall be entitled to piggy back registration rights for 2 years from the Closing Date with respect to the portion of the Shares not subject to lock-up restrictions as of the date of exercise of such rights.

Mr. Bergman will continue in his current role as Head of Honest Cooking and will additionally assume the role of Chief Creative Officer of the Company. In connection with the Acquisition, Mr. Bergman entered into an Employment Agreement with the Company, dated as of July 17, 2016 (the “Employment Agreement”), with the term commencing on August 15, 2016 (the “Starting Date”). Mr. Bergman shall receive a base monthly net salary of $15,000. The term of the Employment Agreement is 24 months from the Starting Date and is renewable for a further period upon written agreement of both parties. Either the Company or Mr. Bergman may terminate the Employment Agreement 18 months after the Starting Date, with or without cause, with 15 days’ notice. The Company may terminate the Employment Agreement, with or without cause, prior to the 18-month period, with 15 days’ notice, provided that in the event of such termination, Mr. Bergman shall be entitled to compensation as if he had been employed by the Company for 18 months. If the Company terminates the Employment Agreement without cause, Mr. Bergman shall be entitled to a severance payment of $30,000. Mr. Bergman shall also be entitled to participate in any of the Company’s employee benefit plans subject to the same terms and conditions applicable to other employees. He will be entitled to be reimbursed for his reasonable business expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services under his Employment Agreement (including reimbursement of his monthly car lease payment), in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

The Shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder and involve transactions by an issuer not involving any public offering. This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Acquisition Agreement, the Employment Agreement and the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.3 and 10.4 to this Current Report and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

HCM’s financial statements for the periods required under Regulation S-X shall be filed by the Company by an amendment to this Current Report (the “Amended 8-K”) not later than 71 calendar days after the date that this Current Report is filed.

(b) Pro forma financial information.

Pro forma financial information required under Regulation S-X shall be filed in the Company’s Amended 8-K.

(d) Exhibits

Exhibit Number	Description

10.1*	Share Exchange Agreement, dated as of July 17, 2016, among the Company, Honest Cooking Media LLC and Kalle Bergman.

10.2*	Letter Agreement, dated as of July 17, 2016, among the Company, Honest Cooking Media LLC and Kalle Bergman.

10.3*	Employment Agreement, dated as of July 17, 2016, between the Company and Kalle Bergman.

10.4*	Lock-Up Agreement, dated as of July 19, 2016, between the Company and Kalle Bergman.

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

/s/ Kris Finstad
Name:	Kris Finstad
Title:	Chief Executive Officer and President

Dated: July 22, 2016